EXHIBIT 10.6

RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement (“Agreement”) is entered into on this 11th day of August, 2011, by and between Quamtel, Inc. (“Quamtel”) and Gilder Funding Corp. (“Gilder”) (either one individually, a “Party,” and all collectively, the “Parties”).

RECITALS

WHEREAS, in exchange for a six year 15% senior secured promissory note dated February 27, 2010 in the principal amount of One Million Dollars ($1,000,000) (the “2010 Secured Note”) Gilder lent Quamtel $1,000,000 in cash (the “Loan”);

WHEREAS, as a condition to Gilder’s funding the Loan, Quamtel and Gilder entered into that certain security agreement dated as of February 27, 2010 (the “Security Agreement”) pursuant to which Quamtel granted Gilder a first priority security interest in the Collateral (as defined in the Security Agreement”); and

WHEREAS, on May 21, 2010, the Parties amended the 2010 Secured Note to, among other things, increase the amount of principal under the 2010 Secured Note to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Amended 2010 Secured Note”) and, upon the signing of such amendment, Gilder provided Quamtel with an additional $250,000 in cash; and

WHEREAS, Quamtel wishes to settle the outstanding amount of the Amended 2010 Secured Note, including outstanding principal, accrued interest and any default penalties or increased interest payments due as result of default, through the issuance to Gilder of restricted shares of Quamtel’s common stock as payment in full for all outstanding obligations of Quamtel under the Amended 2010 Secured Note; and

WHEREAS, Gilder wishes to accept such settlement terms and to release Quamtel from any and all obligations under the Amended 2010 Secured Note and liens under the Security Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS SET FORTH BELOW:

1.           Issuance of Shares to Gilder. Quamtel agrees to promptly issue to Gilder six million five hundred thousand (6,500,000) restricted shares of its common stock (the “Shares”) as payment and settlement in full of all of its obligations to Gilder under the Amended 2010 Secured Note.

2.           Receipt of Shares by Gilder.  Gilder agrees to accept the Shares as payment and settlement in full of all of Quamtel’s obligations to Gilder under the Amended 2010 Secured Note.

3.           Release.   Subject to and effective upon receipt of the Shares, Gilder hereby fully releases and discharges Quamtel of and from any and all obligations to Gilder under the Amended 2010 Secured Note.  Specifically, Gilder agrees to completely release and forever discharge Quamtel (together with its employees, agents, parents, subsidiaries, affiliates or other representatives, heirs, executors, successors and assigns), of and from any and all past, present or future claims, demands, obligations, actions, causes of action, rights, damages, costs, loss of services, expenses and compensation which Gilder now has, or which may hereafter accrue or otherwise be acquired by Gilder, on account of, or in any way growing out of the Amended 2010 Secured Note, and Gilder agrees not to initiate or voluntarily participate in any legal action, charge or complaint against Quamtel with respect to any such debts or obligations.

4.           Termination of Security Agreement.  Gilder agrees that, subject to and effective upon receipt of the Shares, the terms and conditions of the Security Agreement shall have been met in full, that all of the Secured Obligations (as defined in the Security Agreement) shall have been fully paid and performed and that the Security Agreement shall have terminated in accordance with its terms.

5.           Representations.

a.           This Agreement is executed by the Parties without reliance upon any statement or representation by the persons or parties herein released, or their attorneys or representatives, other than those set forth in this Agreement.

b.           Each of the Parties represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by all necessary and appropriate corporate action.

c.           Each of the persons signing this Agreement represents and warrants that he has the right and full authority to sign on behalf of the party designated immediately above his or her signed name.

6.           General Provisions.

a.           No Admission of Liability. Each of the Parties agrees that this Agreement is a compromise relating to the matters released herein, and shall never be treated as an admission of liability of any Party for any purpose, and that liability therefor is expressly denied by each of the Parties.

b.           Execution of Additional Documents.  Each of the Parties hereby agrees to perform any and all acts and to execute and deliver any and all documents reasonably necessary or convenient to carry out the intent and the provisions of this Agreement.

c.           Entire Agreement.  This Agreement constitutes the entire agreement between the Parties relative to the subject matter hereof.  All negotiations, proposals, modifications and agreements prior to the date hereof between the Parties are merged into this Agreement and superseded hereby.  There are no other terms, conditions, promises, understandings, statements, or representations, express or implied, among all of the Parties concerning this Agreement unless set forth in writing and signed by all of the Parties.

d.           No Waiver.   No action or want of action on the part of either Party at any time to execute any rights or remedies conferred upon it under this Agreement shall be, or shall be asserted to be, a waiver on the part of any party hereto of its rights or remedies hereunder.

e.           Amendments.  This Agreement may only be modified by an instrument in writing executed by the parties hereto.

f.           Law of New York.  This Agreement shall be construed in accordance with the law of the State of New York.

g.           No Third Party Beneficiary.  This Agreement is for the benefit of the Parties and confers no rights, benefits or causes of action in favor of any other third parties or entities.

h.           Severance.  Should any term, part, portion or provision of this Agreement be decided or declared by the Courts to be, or otherwise found to be, illegal or in conflict with any law of the State of New York or the United States, or otherwise be rendered unenforceable or ineffectual, the validity of the remaining parts, terms, portions and provision shall be deemed severable and shall not be affected thereby, providing such remaining parts, terms, portions or provisions can be construed in substance to constitute the agreement that the Parties intended to enter into in the first instance.

i.           Successors and Assigns.  This Agreement shall be binding and inure to the benefit of the parties hereto, their predecessors, parents, subsidiaries and affiliated corporations, all officers, directors, shareholders, agents, employees, attorneys, assigns, successors, heirs, executors, administrators, and legal representatives of whatsoever kind or character in privity therewith.

j.           Counterparts. This Agreement may be executed in counterparts, one or more of which may be facsimiles, but all of which shall together constitute one and the same Agreement.  Facsimile signatures of this Agreement shall be accepted by the parties to this Agreement as valid and binding in lieu of original signatures; however, within five (5) business days after the execution of this Agreement, such parties shall also deliver to the other party an original signature page signed by that party.

k.           Time for Performance.  The Parties understand that time is of the essence with respect to each and every act required by this Agreement.  Failure to perform any provision hereof in strict accordance with the Agreement shall be deemed a material breach of the Agreement.

l.           Understanding of Agreement.  The Parties acknowledge that they have fully read the contents of this Agreement and that they have had the opportunity to obtain the advice of counsel of their choice, and that they have full, complete and total comprehension of the provisions hereof and are in full agreement with each and every one of the terms, conditions and provisions of this Agreement.  As such, the Parties agree to waive any and all rights to apply an interpretation of any and all terms, conditions or provisions hereof, including the rule of construction that such ambiguities are to be resolved against the drafter of this Agreement.  For the purpose of this instrument, the Parties agree that ambiguities, if any, are to be resolved in the same manner as would have been the case had this instrument been jointly conceived and drafted.

[Signature page follows immediately.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement effective as of the date first written above.

QUAMTEL. INC.	GILDER FUNDING CORP.

Print name: Stuart Ehrlich	Print name: Warren Gilbert
Its: President	Its: _________________

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